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                                  Exhibit 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-38079, 333-49295, 333-49433, 333-60785,
333-65735, 333-72681, 333-80735, 333-86797, 333-61474, and 333-62748) and Form
S-8 (File Nos. 333-20329 and 333-79623) of Prentiss Properties Trust of our report dated June 15, 2001 relating to the combined statement of revenues and certain operating expenses of the Acquisition Properties which appears in this Current Report on From 8-K.



/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 20, 2001